UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2008 (August 31, 2008)

(Exact name of registrant as specified in its charter)

Delaware	001-02217	58-0628465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia	30313
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 31, 2008, Atlantic Industries, a wholly-owned indirect subsidiary of The Coca-Cola Company, entered into certain agreements in connection with the making of voluntary conditional cash offers (the “Share Offer”): (a) to acquire all of the issued shares (the “Huiyuan Shares”) in the share capital of China Huiyuan Juice Group Limited (“Huiyuan”); (b) to acquire all of the outstanding convertible bonds of Huiyuan (the “Convertible Bonds”); and (c) for the cancellation of all of the outstanding options of Huiyuan (the “Huiyuan Options”).  The making of the Share Offer is subject to the receipt of any necessary governmental or regulatory consent or approval (including any antitrust approval) on terms reasonably satisfactory to Atlantic Industries, or the expiration or termination of any applicable regulatory or governmental waiting periods.

China Hui Yuan Juice Holdings Co., Ltd. (“HY Holdings”), Danone Asia Pte. Ltd (“Danone”) and Gourmet Grace International Limited (“Gourmet Grace”) have each given an irrevocable undertaking to Atlantic Industries.  The performance by HY Holdings, Danone and Gourmet Grace of their obligations under their respective undertakings is guaranteed by their ultimate holding company/person, being Mr. Zhu Xinli, Group Danone S.A. and Warburg Pincus Private Equity IX, LP, respectively.  Additionally, Mr. Zhu Xinli, the indirect controlling shareholder of HY Holdings and the Chairman of the board of directors of Huiyuan, has executed a non-competition deed in favor of Atlantic Industries and Huiyuan.

The foregoing description of the irrevocable undertakings and the non-competition deed are not complete and are qualified in their entirety by reference to the irrevocable undertakings and the non-competition deed, copies of which are filed herein as Exhibits 10.1 through 10.4.

The irrevocable undertakings contain various representations and warranties of HY Holdings, Danone and Gourmet Grace.  The assertions embodied in those representations and warranties were made for purposes of the irrevocable undertakings and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the irrevocable undertakings.  Accordingly, investors should not view the representations and warranties contained in the irrevocable undertakings as disclosures with respect to the actual state of facts concerning the business, operations or condition of any of the parties to the irrevocable undertakings and should not rely on them as such.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Irrevocable Undertaking by and among Atlantic Industries, China Hui Yuan Juice Holdings Co., Ltd. and Mr. Zhu Xinli dated August 31, 2008

10.2	Irrevocable Undertaking by and among Atlantic Industries, Danone Asia Pte. Ltd and Group Danone S.A. dated August 31, 2008

10.3	Irrevocable Undertaking by and among Atlantic Industries, Gourmet Grace International Limited and Warburg Pincus Private Equity IX, LP dated August 31, 2008

10.4	Deed of Non-Competition by and among Mr. Zhu Xinli, China Huiyuan Juice Group Limited and Atlantic Industries dated August 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date:	September 5, 2008	By:	/s/ David M. Taggart
Name: David M. Taggart
Title: Senior Vice President and Treasurer

Exhibit Index

Exhibit No.	Exhibits

10.1	Irrevocable Undertaking by and among Atlantic Industries, China Hui Yuan Juice Holdings Co., Ltd. and Mr. Zhu Xinli dated August 31, 2008

10.2	Irrevocable Undertaking by and among Atlantic Industries, Danone Asia Pte. Ltd and Group Danone S.A. dated August 31, 2008

10.3	Irrevocable Undertaking by and among Atlantic Industries, Gourmet Grace International Limited and Warburg Pincus Private Equity IX, LP dated August 31, 2008

10.4	Deed of Non-Competition by and among Mr. Zhu Xinli, China Huiyuan Juice Group Limited and Atlantic Industries dated August 31, 2008